                                                                   Exhibit 99



                           ABERCROMBIE & FITCH REPORTS
                              AUGUST SALES RESULTS




NEW ALBANY, Ohio / September 4, 2003 - Abercrombie & Fitch (NYSE: ANF) today reported net sales of $190.4 million for the four-week period ended August 30, 2003, a 3% increase over last year's August sales of $185.2 million. August comparable store sales decreased 11% compared with the four-week period ending August 31, 2002.

Year-to-date, the Company reported a net sales increase of 8% to $892.8 million from $827.1 million last year. Comparable store sales decreased 8% for the year-to-date period.

Abercrombie & Fitch operated a total of 628 stores at the end of August, including 167 abercrombie stores and 113 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and publishes the A&F Quarterly.

To hear Abercrombie & Fitch's prerecorded August sales message, please dial
(800) 642-1687, followed by the conference identification number 6754756.



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For further information, call:              Thomas D. Lennox
                                            Director, Investor Relations and
                                            Corporate Communications
                                            (614) 283-6751



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995:
The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: change in consumer spending patterns, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, political stability, currency and exchange risks and changes in existing or potential duties, tariffs or quotas, postal rate increases and charges, paper and printing costs, availability of suitable store locations at appropriate terms, ability to develop new merchandise and ability to hire and train associates.



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